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                                                 Exhibit (10)(b)

August 27, 2003


UBS RMA New York Municipal Money Fund
51 West 52nd Street
New York, New York 10019-6114

     Re:  UBS RMA New York Municipal Money Fund, a series of
          UBS Managed Municipal Trust (the "New York Fund")


     We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New York Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New York Fund in the Registration Statement and the Prospectus for the New York Fund.

                     Very truly yours,

                     /s/ Orrick, Herrington & Sutcliffe LLP